EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Banc of America Commercial Mortgage Inc.,
  Commercial Mortgage Pass-Through Certificates,
  Series 2007-3 (the "Trust")

  I, Peter Cookson, certify that:

  1.I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K (the "Exchange Act Periodic Reports"), of the Trust formed pursuant to the Pooling and Servicing Agreement (the ("Pooling and Servicing Agreement") dated as of July 1, 2007 among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator;

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Report, the servicers have fulfilled their obligations under the servicing agreements in all material respects;

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K; and

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: CWCapital Asset Management LLC as Special Servicer for the ChampionsGate Hotel loan, LNR Partners, Inc. as the Special Servicer for the One Park Avenue loan, Midland Loan Services, Inc. as Special Servicer, Wachovia Bank, National Association as Master Servicer for the ChampionsGate Hotel loan, Wells Fargo Bank, N.A. as Trustee and as Trustee for the One Park Avenue loan, Grandbridge Real Estate Capital LLC - Charlotte, as Sub-Servicer, Holliday Fenoglio Fowler, L.P., as Sub-Servicer, Hypo Real Estate Capital Corporation, as Sub-Servicer, CBRE Melody of Texas, LP, as Sub-Servicer, Midland Loan Services, Inc., as Sub-Servicer, NorthMarq Capital, Inc. as Sub-Servicer, SunTrust Bank, as Sub-Servicer and Wachovia Bank, National Association, as Sub-Servicer.

    Dated:   March 28, 2008


    /s/ Peter Cookson
    Signature

    Senior Vice President
    (senior officer in charge of securitization of the depositor)